Exhibit 99.1

Investor Relations

News from Aon

For Immediate Release

Aon Completes Strategic Move to London

CHICAGO, IL — April 2, 2012 — Aon plc (NYSE: AON) announced today that it has completed its change in corporate domicile of the parent company of the Aon group of companies from Delaware to the U.K.

In connection with the transaction, which was effective at 12:01 a.m. Eastern Time, each issued and outstanding share of common stock held by stockholders of Aon Corporation was converted into the right to receive one Class A Ordinary Share of Aon plc.  Shares of Aon plc are scheduled to begin trading on the New York Stock Exchange under the symbol “AON” today.

About Aon

Aon plc (NYSE:AON) is the leading global provider of risk management, insurance and reinsurance brokerage, and human resources solutions and outsourcing services. Through its more than 61,000 colleagues worldwide, Aon unites to empower results for clients in over 120 countries via innovative and effective risk and people solutions and through industry-leading global resources and technical expertise. Aon has been named repeatedly as the world’s best broker, best insurance intermediary, reinsurance intermediary, captives manager and best employee benefits consulting firm by multiple industry sources. Visit http://www.aon.com for more information on Aon and http://www.aon.com/manchesterunited to learn about Aon’s global partnership and shirt sponsorship with Manchester United.

Safe Harbor Statement

This communication contains states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results depending on a variety of factors. Potential factors that could impact results include changes in circumstances beyond Aon’s control  Further information concerning Aon and its business is contained in Aon’s filings with the SEC. See Aon’s Annual Report on Form 10-K and Annual Report to Stockholders for the fiscal year ended December 31, 2011 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Aon does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

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Investor Contact:	Media Contact:
Scott Malchow	David Prosperi
Vice President, Investor Relations	Vice President, Global Public Relations
312-381-3983	312-381-2485